Exhibit 10.7

EXECUTION VERSION

FS CREIT Finance BB-1 LLC

201 Rouse Boulevard

Philadelphia, PA 19112

Barclays Bank PLC 745 7th Avenue New York, New York 10019 Attention: Francis X. Gilhool, Jr.	April 26, 2021

Re: Master Repurchase Agreement, dated as of February 22, 201 (as the same has been and may be amended, modified, restated, replaced, waived, substituted, supplemented or extended and in effect from time to time, the “Repurchase Agreement”), by and between FS CREIT Finance BB-1 LLC, a Delaware limited liability company(“Seller”), and Barclays Bank PLC, a public limited company organized under the laws of England and Wales (“Purchaser”)

To the addressee above:

Pursuant to the definition of “Maximum Facility Purchase Price” in Section 1 of that certain Fee Letter, dated February 22, 2021 (as the same may be amended, modified, restated, replaced, waived, substituted, supplement or extended and in effect from time to time, the “Fee Letter”), from Purchaser and accepted and agreed by Seller, entered into in connection with the Repurchase Agreement, Seller hereby requests that the Maximum Facility Purchase Price, which was previously increased by that certain letter agreement, dated as of April 23, 2021, from Seller and FS Credit Real Estate Income Trust, Inc., a Maryland corporation (“Guarantor”), and acknowledged and agreed by Purchaser, be further increased by $74,171,925.20 up to an aggregate total of $250,000,000.

Please evidence your agreement to increase the Maximum Facility Purchase Price in accordance with the above request by returning a countersigned copy of this letter to Seller.

THIS LETTER AGREEMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

This letter agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Signature pages to this letter agreement delivered in electronic form (such as PDF) shall be considered binding with the same force and effect as original signatures.

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Please acknowledge your acceptance of the terms and conditions presented in this letter agreement by signing in the place indicated below.

Very truly yours,

FS CREIT FINANCE BB-1 LLC, a Delaware limited liability company
By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

By signing below, Guarantor hereby acknowledges the foregoing letter and in connection Purchaser’s agreement to the terms of the foregoing letter reaffirms the terms and conditions of that certain Guaranty, dated as of February 22, 2021 (as the same may be amended, modified, restated, replaced, waived, substituted, supplemented or extended and in effect from time to time, the “Guaranty”), made by Guarantor for the benefit of Purchaser, and acknowledges and agrees that the Guaranty remains in full force and effect.

FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation
By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

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Barclays-FS CREIT – Upsize Letter 2

ACKNOWLEDGED AND AGREED:
BARCLAYS BANK PLC
By:	/s/ Francis X. Gilhool
Name: Francis X. Gilhool
Title: Authorized Signatory

Barclays-FS CREIT – Upsize Letter 2